EXHIBIT 10.38

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

SECOND AMENDMENT TO THE AMENDED AND RESTATED LICENSE AGREEMENT

This Second Amendment to the Amended and Restated License Agreement (“Second Amendment”) is by and between Albert Einstein College of Medicine, a New York education corporation, having an office and place of business at 1300 Morris Park Avenue, Bronx, New York 10461 (“Licensor”) and Cue Biopharma, Inc., a corporation organized and existing under the laws of the State of Delaware, having an office and place of business at 40 Guest Street, Boston, MA 02135 (“Licensee”). The effective date of this Second Amendment is January 13, 2024 (“Second Amendment Effective Date”).

WHEREAS, Albert Einstein College of Medicine, Inc. and Cue Biopharma, Inc. are parties to that certain Amended and Restated License Agreement entered into July 31, 2017, as amended by that certain First Amendment To The Amended And Restated License Agreement dated October 30, 2018 (the “Agreement”);

WHEREAS, Licensor is successor to the Albert Einstein College of Medicine, Inc.’s interest under the Agreement effective January 1, 2019, by virtue of a merger made effective by an Order issued by the New York State Education Department’s Board of Regents;

WHEREAS, Section 12.15(e) of the Agreement sets forth Licensee's diligence obligation to “Initiate an FDA approved Phase III clinical trial for a Licensed Product within [**] of the Original Effective Date”, i.e., by [**]; and

WHEREAS, despite its best efforts, Licensee is unable to initiate an FDA approve Phase III clinical trial by [**], but intends to diligently continue clinical development of CUE-101 with the goal of initiating a clinical trial designed to support an application to the FDA for approval to market and sell CUE-101; and

NOW, THEREFORE, in consideration of the mutual covenants contained in the Agreement and in this Second Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Licensor and Licensee hereby agree as follows:

1.
Section 12.15(e) of the Agreement is hereby amended to read as follows, with strikethrough indicating deletions and underlining indicating additions:

(e) Initiate an FDA approved Phase III clinical trial or an FDA approved clinical trial designed to support a biologics license application (BLA) for a Licensed Product within [**] of the Original Effective Date.

2.
Section 12.17 of the Agreement is hereby amended to read as follows, with strikethrough indicating deletions and underlining indicating additions:

12.17 If any one of the due diligence requirements in Section 12.15 and/or 12.16 is not met, Licensor shall have the right to terminate pursuant to Section 10.03 and all rights will revert to Licensor, after providing Licensee with written notice of failure to meet such requirements and thirty (30) days from the date of such written notice to cure such failure. Notwithstanding the foregoing, in the event that Licensee provides Licensor with prior written notice that Licensee, despite its best efforts, is unable to fulfill the due diligence requirement for Section ~~12.16~~ 12.15(d), (e), (f), (g) and/or (h), the deadline for fulfilling such requirement shall be extended by [**]. No further extensions shall be granted for such diligence requirement without Einstein’s prior written consent. In the event Licensee is unable to fulfill a due diligence requirement for Section ~~12.16~~ 12.15(d), (e), (f), (g) or (h) after an extension has been granted, Licensor shall have the right to terminate pursuant to Section 10.03 and all rights will revert to Licensor, after providing Licensee with written notice of failure to meet such requirements and thirty (30) days from the date of such written notice to cure such failure.

3.
The notice addresses of Licensee and Licensor in Section 13.01 of the Agreement are hereby deleted in their entirety and replaced with the following:

To Licensee

Cue Biopharma, Inc.

40 Guest Street

Boston, MA 02135

Attn: Chief Executive Officer

with copies to:

[**]

and

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Attn: [**]

To Licensor

Albert Einstein College of Medicine

1300 Morris Park Avenue

Bronx, New York 10461

Attention: Office of Biotechnology

with copy to:

[**]

Senior Counsel

Albert Einstein College of Medicine

1300 Morris Park Avenue

Belfer 310

Bronx, New York 10461

Tel. [**]

Fax [**]

Email: [**]

4.
Except as expressly amended hereby, all terms and conditions of the Agreement shall remain unchanged and in full force and effect. In the event of any conflict between the terms of this Second Amendment and the terms of the Agreement, the terms of this Second Amendment shall govern. The amendments made herein shall be effective as of the Second Amendment Effective Date. All capitalized terms used in this Second Amendment that are not otherwise defined herein shall have the same meanings as such terms are given in the Agreement. This Second Amendment may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same document. Execution of this Second Amendment by industry standard electronic signature software and/or by exchanging executed signature pages in .pdf format via e-mail shall have the same legal force and effect as the exchange of original signatures. The Agreement shall, together with this Second Amendment, be read and construed as a single instrument.

IN WITNESS WHEREOF, the Parties hereto have executed this Second Amendment as of the Second Amendment Effective Date.

ALBERT EINSTEIN COLLEGE OF MEDICINE

By: _/s/ Janis Paradiso_______________________________________

Name: Janis Paradiso, MBA

Title: Director, Office of Biotechnology & Business Development

CUE BIOPHARMA, INC.

By: _/s/ Colin Sandercock_______________________________________

Name: Colin Sandercock

Title: SVP & General Counsel